Illumina Reports Financial Results for Fourth Quarter and Fiscal Year 2015

San Diego -- (BUSINESS WIRE) - February 2, 2016 - Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the fourth quarter and fiscal year 2015.

Fourth quarter 2015 results:

•	Revenue of $592 million, a 15% increase compared to $512 million in the fourth quarter of 2014, and an increase of 19% on a constant currency basis

•	GAAP net income attributable to Illumina stockholders for the quarter of $104 million, or $0.70 per diluted share, compared to $153 million, or $1.03 per diluted share, for the fourth quarter of 2014

•
Non-GAAP net income attributable to Illumina stockholders for the quarter of $121 million, or $0.81 per diluted share, compared to $129 million, or $0.87 per diluted share, for the fourth quarter of 2014 (see the table entitled “Itemized Reconciliation Between GAAP and Non-GAAP Net Income Attributable to Illumina Stockholders” for a reconciliation of these GAAP and non-GAAP financial measures)

•	Cash flow from operations of $240 million and free cash flow of $205 million for the quarter

Gross margin in the fourth quarter of 2015 was 69.4% compared to 75.1% in the prior year period. Excluding the effect of non-cash stock compensation expense, amortization of acquired intangible assets, legal contingencies, and impairments, non-GAAP gross margin was 71.7% for the fourth quarter of 2015 compared to 72.3% in the prior year period.

Research and development (R&D) expenses for the fourth quarter of 2015 were $114.3 million compared to $142.9 million in the prior year period. R&D expenses included $10.8 million and $11.8 million of non-cash stock compensation expense in the fourth quarters of 2015 and 2014, respectively. Excluding these charges, contingent compensation, legal contingencies, and impairments, R&D expenses as a percentage of revenue were 17.5% compared to 15.7% in the prior year period.

Selling, general and administrative (SG&A) expenses for the fourth quarter of 2015 were $147.3 million compared to $122.2 million in the prior year period. SG&A expenses included $21.4 million and $23.7 million of non-cash stock compensation expense in the fourth quarters of 2015 and 2014, respectively. Excluding these charges, amortization of acquired intangible assets, and contingent compensation, SG&A expenses as a percentage of revenue were 20.9% compared to 18.9% in the prior year period.

Depreciation and amortization expenses were $32.8 million and capital expenditures were $35.5 million during the fourth quarter of 2015. The company settled $28.6 million of the 0.25% Convertible Senior Notes due 2016 and repurchased $202.0 million of common stock under the previously announced discretionary and 10b5-1 share repurchase programs. At the close of the quarter, the company held $1.39 billion in cash, cash equivalents and short-term investments, compared to $1.34 billion as of December 28, 2014.

Fiscal 2015 results:

•	Revenue of $2,220 million, a 19% increase compared to $1,861 million in fiscal 2014, and an increase of 23% on a constant currency basis

•	GAAP net income attributable to Illumina stockholders of $462 million, or $3.10 per diluted share, compared to $353 million, or $2.37 per diluted share, in fiscal 2014

•
Non-GAAP net income attributable to Illumina stockholders of $495 million, or $3.32 per diluted share, compared to $407 million, or $2.74 per diluted share, in fiscal 2014 (see the table entitled “Itemized Reconciliation Between GAAP and Non-GAAP Net Income Attributable to Illumina Stockholders” for a reconciliation of these GAAP and non-GAAP financial measures)

•	Cash flow from operations of $660 million and free cash flow of $517 million for the fiscal year

Gross margin for fiscal 2015 was 69.8% compared to 69.7% in the prior year. Excluding the effect of non-cash stock compensation expense, amortization of acquired intangible assets, legal contingencies, and impairments, non-GAAP gross margin was 72.4% for fiscal 2015 compared to 71.7% in the prior year.

Research and development (R&D) expenses for fiscal 2015 were $401.5 million compared to $388.1 million in the prior year. R&D expenses included $42.0 million and $50.9 million of non-cash stock compensation expense in fiscal 2015 and 2014, respectively. Excluding these charges, contingent compensation, legal contingencies, and impairments, R&D expenses as a percentage of revenue were 16.2% compared to 15.3% in the prior year.

Selling, general and administrative (SG&A) expenses for fiscal 2015 were $524.7 million compared to $466.3 million in the prior year. SG&A expenses included $79.1 million and $91.0 million of non-cash stock compensation expense in fiscal 2015 and 2014, respectively. Excluding these charges, amortization of acquired intangible assets, and contingent compensation, SG&A expenses as a percentage of revenue were 19.8% compared to 19.5% in the prior year.

“We closed 2015 with strong momentum as fourth quarter orders and revenue exceeded our expectations,” stated Jay Flatley, CEO. “Our recent product announcements of MiniSeq™ and Infinium® XT further enhance the most extensive genomics portfolio available. This portfolio, combined with our investments in Project Firefly, Helix, and GRAIL, will position us for long-term growth as we enable our continued penetration of the enormous markets ahead.”

Updates since our last earnings release:

•	Announced the formation of GRAIL, a new company to enable asymptomatic cancer screening through the development of a pan-cancer screening test

•
Launched the MiniSeq System, a flexible benchtop sequencer priced at $49,500, and cost-efficient to run, which will allow virtually any laboratory to adopt next-generation sequencing (NGS), regardless of sample volume

•	Launched Infinium XT, a 96-sample BeadChip offering laboratories the ability to perform genotyping on larger numbers of samples

•	Previewed Project Firefly, a highly-reliable, easy-to-use NGS platform available in the second half of 2017 that will minimize hands-on time for both library preparation and sequencing

•	Launched EpiSeq™, an NGS service for epidemiological monitoring and control of healthcare-associated infections, in partnership with bioMérieux

•	Entered into partnership with Bio-Rad Laboratories, Inc. to develop NGS workflow for single-cell analysis

•	Entered into a collaboration with Novogene to develop clinical applications in the fields of reproductive health and oncology based on Illumina’s NGS technology

Financial outlook and guidance
The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our core operational performance. Please see our Reconciliation of Non-GAAP Financial Guidance included in this release for a reconciliation of the GAAP and non-GAAP financial measures.

For fiscal 2016, the Company is projecting approximately 16% revenue growth assuming current exchange rates, and non-GAAP earnings per diluted share attributable to Illumina stockholders of $3.55 to $3.65. These projections assume full year non-GAAP gross margin of approximately 73% and a net loss attributable to non-controlling interests of approximately $30 million. Full-year weighted average diluted shares outstanding, for the measurement of pro forma amounts, is expected to be approximately 149 million shares.

Quarterly conference call information
The conference call will begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Tuesday, February 2, 2016. Interested parties may listen to the call by dialing 888.687.3295 (passcode: 21551023), or if outside North America by dialing +1.503.406.4070 (passcode: 21551023). Individuals may access the live teleconference in the Investor Relations section of Illumina’s web site under the “company” tab at www.illumina.com.

A replay of the conference call will be available from 5:00 pm Pacific Time (8:00 pm Eastern Time) on February 2, 2016 through February 9, 2016 by dialing 855.859.2056 (passcode: 21551023), or if outside North America by dialing +1.800.585.8367 (passcode: 21551023).

Statement regarding use of non-GAAP financial measures
The company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The company’s financial measures under GAAP include substantial charges such as stock compensation expense, amortization of acquired intangible assets, non-cash interest expense associated with the company’s convertible debt instruments that may be settled in cash, and others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Management believes that presentation of operating results that excludes these items provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the company’s past and future operating performance.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements
This release contains projections, information about our financial outlook, earnings guidance, and other forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our expectations as of the date of this release and may differ materially from actual future events or results. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to further develop and commercialize our instruments and consumables and to deploy new products, services, and applications, and expand the markets, for our technology platforms; (ii) our ability to manufacture robust instrumentation and consumables; (iii) our ability to successfully identify and integrate acquired technologies, products, or businesses; (iv) our expectations and beliefs regarding future conduct and growth of the business and the markets in which we operate; (v) challenges inherent in developing, manufacturing, and launching new products and services; and (vi) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina
Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as the global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments. To learn more, visit www.illumina.com and follow @illumina.

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Illumina, Inc.
Investors:
Rebecca Chambers
858.255.5243
rchambers@illumina.com
or
Media:
Eric Endicott
858.882.6822
pr@illumina.com

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	January 3, 2016	December 28, 2014
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$768,770	$636,154
Short-term investments	617,450	702,217
Accounts receivable, net	385,529	289,458
Inventory	270,777	191,144
Deferred tax assets, current portion	—	40,786
Prepaid expenses and other current assets	54,297	29,844
Total current assets	2,096,823	1,889,603
Property and equipment, net	342,694	265,264
Goodwill	752,629	724,904
Intangible assets, net	273,621	314,500
Deferred tax assets, long-term portion	134,515	49,848
Other assets	87,465	95,521
Total assets	$3,687,747	$3,339,640

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$139,226	$82,626
Accrued liabilities	396,339	335,276
Long-term debt, current portion	74,929	304,256
Total current liabilities	610,494	722,158
Long-term debt	1,015,649	986,780
Other long-term liabilities	180,505	167,904
Redeemable noncontrolling interests	32,546	—
Stockholders’ equity	1,848,553	1,462,798
Total liabilities and stockholders’ equity	$3,687,747	$3,339,640

Illumina, Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Years Ended
	January 3, 2016	December 28, 2014	January 3, 2016	December 28, 2014
Revenue:
Product revenue	$497,922	$450,329	$1,890,633	$1,619,511
Service and other revenue	93,626	62,050	329,129	241,847
Total revenue	591,548	512,379	2,219,762	1,861,358
Cost of revenue:
Cost of product revenue (a)	130,775	93,069	490,812	431,920
Cost of service and other revenue (a)	39,561	23,757	133,850	92,355
Amortization of acquired intangible assets	10,853	10,616	45,810	39,373
Total cost of revenue	181,189	127,442	670,472	563,648
Gross profit	410,359	384,937	1,549,290	1,297,710
Operating expense:
Research and development (a)	114,347	142,947	401,527	388,055
Selling, general and administrative (a)	147,251	122,173	524,657	466,283
Legal contingencies	4,000	(82,043)	19,000	(74,338)
Headquarter relocation	436	1,281	(2,611)	5,638
Acquisition related expense (gain), net	325	(2,304)	(6,124)	(2,639)
Total operating expense	266,359	182,054	936,449	782,999
Income from operations	144,000	202,883	612,841	514,711
Other expense, net	(8,993)	(10,822)	(29,699)	(65,953)
Income before income taxes	135,007	192,061	583,142	448,758
Provision for income taxes	32,143	38,781	125,752	95,407
Consolidated net income	102,864	153,280	457,390	353,351
Add: Net loss attributable to noncontrolling interests	1,613	—	4,169	—
Net income attributable to Illumina stockholders	$104,477	$153,280	$461,559	$353,351
Earnings per share attributable to Illumina stockholders:
Basic	$0.72	$1.08	$3.19	$2.61
Diluted	$0.70	$1.03	$3.10	$2.37
Shares used in computing earnings per common share:
Basic	145,963	142,342	144,826	135,553
Diluted	148,952	148,657	149,069	148,977

(a) Includes total stock-based compensation expense for stock-based awards:

	Three Months Ended		Years Ended
	January 3, 2016	December 28, 2014	January 3, 2016	December 28, 2014
Cost of product revenue	$2,829	$2,635	$9,841	$9,451
Cost of service and other revenue	366	324	1,609	1,204
Research and development	10,849	11,837	42,001	50,880
Selling, general and administrative	21,445	23,666	79,142	91,016
Stock-based compensation expense before taxes	$35,489	$38,462	$132,593	$152,551

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Three Months Ended		Years Ended
	January 3, 2016	December 28, 2014	January 3, 2016	December 28, 2014
Net cash provided by operating activities (a)	$240,378	$140,549	$659,596	$501,271
Net cash provided by (used in) investing activities	229,398	(332,783)	(106,146)	(406,624)
Net cash (used in) provided by financing activities (a)	(253,141)	202	(418,762)	(166,748)
Effect of exchange rate changes on cash and cash equivalents	606	(1,709)	(2,072)	(3,382)
Net increase (decrease) in cash and cash equivalents	217,241	(193,741)	132,616	(75,483)
Cash and cash equivalents, beginning of period	551,529	829,895	636,154	711,637
Cash and cash equivalents, end of period	$768,770	$636,154	$768,770	$636,154

Calculation of free cash flow:
Net cash provided by operating activities (a)	$240,378	$140,549	$659,596	$501,271
Purchases of property and equipment	(35,486)	(34,832)	(142,847)	(105,996)
Free cash flow (b)	$204,892	$105,717	$516,749	$395,275
______________________________________________________________________________________________________
(a) Net cash provided by operating activities excludes excess tax benefit related to stock-based compensation of $126.7 million in fiscal 2015, of which $5.0 million was recorded in Q4, and $126.5 million in fiscal 2014, of which $23.8 million was recorded in Q4. Net cash used in financing activities reflects the excess tax benefit as a corresponding in-flow in the respective periods.

(b) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Non-GAAP
(In thousands, except per share amounts)
(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP EARNINGS PER SHARE ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:

	Three Months Ended		Years Ended
	January 3, 2016	December 28, 2014	January 3, 2016	December 28, 2014
GAAP earnings per share attributable to Illumina stockholders - diluted	$0.70	$1.03	$3.10	$2.37
Amortization of acquired intangible assets	0.09	0.08	0.35	0.32
Non-cash interest expense (a)	0.06	0.07	0.26	0.26
Legal contingencies (b)	0.03	(0.40)	0.13	(0.24)
Contingent compensation expense (c)	—	—	—	0.03
Headquarter relocation	—	0.01	(0.02)	0.04
Loss on extinguishment of debt	—	—	0.03	0.21
Acquisition related expense (gain), net (d)	—	(0.02)	(0.04)	(0.02)
Cost-method investment gain, net (e)	—	—	(0.10)	(0.03)
Tax benefit related to cost-sharing arrangement (f)	—	—	(0.17)	—
Incremental non-GAAP tax (expense) benefit (g)	(0.07)	0.10	(0.22)	(0.20)
Non-GAAP earnings per share attributable to Illumina stockholders - diluted (h)	$0.81	$0.87	$3.32	$2.74
Shares used in calculating non-GAAP diluted earnings per share attributable to Illumina stockholders	148,952	148,657	149,069	148,815

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:
GAAP net income attributable to Illumina stockholders	$104,477	$153,280	$461,559	$353,351
Amortization of acquired intangible assets	12,376	12,203	51,829	48,165
Non-cash interest expense (a)	8,705	10,099	38,589	38,154
Legal contingencies (b)	4,000	(59,483)	19,000	(35,931)
Contingent compensation expense (c)	685	433	934	4,265
Headquarter relocation	436	1,281	(2,611)	5,638
Loss on extinguishment of debt	325	—	4,062	31,360
Acquisition related expense (gain), net (d)	325	(2,304)	(6,124)	(2,639)
Cost-method investment gain, net (e)	(119)	—	(15,601)	(4,427)
Impairments (i)	—	(485)	—	(485)
Tax benefit related to cost-sharing arrangement (f)	(56)	—	(24,813)	—
Incremental non-GAAP tax (expense) benefit (g)	(10,584)	13,925	(31,621)	(30,234)
Non-GAAP net income attributable to Illumina stockholders (h)	$120,570	$128,949	$495,203	$407,217

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP DILUTED NUMBER OF SHARES ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:
Weighted average shares used in calculation of GAAP diluted earnings per share	148,952	148,657	149,069	148,977
Weighted average dilutive potential common shares issuable of redeemable convertible senior notes	—	—	—	(162)
Weighted average shares used in calculation of non-GAAP diluted earnings per share attributable to Illumina stockholders	148,952	148,657	149,069	148,815
______________________________________________________________________________________________________

(a) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(b) Legal contingencies in fiscal 2015 represent charges related to patent litigation. Legal contingencies in fiscal 2014 primarily represent a gain related to the settlement of our patent litigation with Syntrix Biosystems, Inc., partially offset by the expenses recorded upon our litigation settlement and pooling of patents with Sequenom, Inc.

(c) Contingent compensation expense relates to contingent payments for post-combination services associated with an acquisition.

(d) Acquisition related expense (gain), net consists of changes in fair value of contingent consideration and transaction related costs.

(e) Cost-method investment gain, net consists primarily of gains on disposition of investments partially offset by impairment charges on other investments.

(f) Tax benefit related to cost-sharing arrangement refers to the exclusion of stock compensation from prior period cost-sharing charges as a result of a recent tax court ruling.

(g) Incremental non-GAAP tax (expense) benefit reflects the tax impact related to the non-GAAP adjustments listed above.

(h) Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders exclude the effect of the pro forma adjustments as detailed above. Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key drivers of the Company’s core operating performance and major factors in management’s bonus compensation each year. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

(i) Impairments in fiscal 2014 consisted of a gain on an asset sale associated with a non-core product line discontinued in 2013, partially offset by an intangible asset impairment.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in thousands)
(unaudited)
ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:
	Three Months Ended				Years Ended
	January 3, 2016		December 28, 2014		January 3, 2016		December 28, 2014
GAAP gross profit	$410,359	69.4%	$384,937	75.1%	$1,549,290	69.8%	$1,297,710	69.7%
Stock-based compensation expense	3,195	0.5%	2,959	0.6%	11,450	0.5%	10,655	0.6%
Amortization of acquired intangible assets	10,853	1.8%	10,616	2.1%	45,810	2.1%	39,373	2.1%
Legal contingencies (a)	—	—	(26,240)	(5.1)%	—	—	(10,393)	(0.6)%
Impairments (b)	—	—	(2,000)	(0.4)%	—	—	(2,000)	(0.1)%
Non-GAAP gross profit (c)	$424,407	71.7%	$370,272	72.3%	$1,606,550	72.4%	$1,335,345	71.7%

GAAP research and development expense	$114,347	19.3%	$142,947	27.9%	$401,527	18.1%	$388,055	20.8%
Stock-based compensation expense	(10,849)	(1.8)%	(11,837)	(2.3)%	(42,001)	(1.9)%	(50,880)	(2.7)%
Contingent compensation expense (d)	(83)	—	(433)	(0.1)%	(127)	—	(1,509)	(0.1)%
Legal contingencies (a)	—	—	(48,800)	(9.5)%	—	—	(48,800)	(2.6)%
Impairments (b)	—	—	(1,515)	(0.3)%	—	—	(1,515)	(0.1)%
Non-GAAP research and development expense	$103,415	17.5%	$80,362	15.7%	$359,399	16.2%	$285,351	15.3%

GAAP selling, general and administrative expense	$147,251	24.9%	$122,173	23.8%	$524,657	23.6%	$466,283	25.1%
Stock-based compensation expense	(21,445)	(3.6)%	(23,666)	(4.6)%	(79,142)	(3.5)%	(91,016)	(4.9)%
Amortization of acquired intangible assets	(1,523)	(0.3)%	(1,587)	(0.3)%	(6,019)	(0.3)%	(8,792)	(0.6)%
Contingent compensation expense (d)	(602)	(0.1)%	—	—	(807)	—	(2,756)	(0.1)%
Non-GAAP selling, general and administrative expense	$123,681	20.9%	$96,920	18.9%	$438,689	19.8%	$363,719	19.5%

GAAP operating profit	$144,000	24.3%	$202,883	39.6%	$612,841	27.6%	$514,711	27.7%
Stock-based compensation expense	35,489	6.0%	38,462	7.5%	132,593	5.9%	152,551	8.2%
Amortization of acquired intangible assets	12,376	2.1%	12,203	2.4%	51,829	2.4%	48,165	2.6%
Legal contingencies (a)	4,000	0.7%	(59,483)	(11.6)%	19,000	0.9%	(35,931)	(1.9)%
Contingent compensation expense (d)	685	0.1%	433	0.1%	934	—	4,265	0.2%
Headquarter relocation	436	0.1%	1,281	0.2%	(2,611)	(0.1)%	5,638	0.2%
Acquisition related expense (gain), net (e)	325	0.1%	(2,304)	(0.4)%	(6,124)	(0.3)%	(2,639)	(0.1)%
Impairments (b)	—	—	(485)	(0.1)%	—	—	(485)	—
Non-GAAP operating profit (c)	$197,311	33.4%	$192,990	37.7%	$808,462	36.4%	$686,275	36.9%

GAAP other expense, net	$(8,993)	(1.5)%	$(10,822)	(2.1)%	$(29,699)	(1.3)%	$(65,953)	(3.5)%
Non-cash interest expense (f)	8,705	1.5%	10,099	2.0%	38,589	1.7%	38,154	2.0%
Loss on extinguishment of debt	325	—	—	—	4,062	0.2%	31,360	1.7%
Cost-method investment gain, net (g)	(119)	—	—	—	(15,601)	(0.7)%	(4,427)	(0.2)%
Non-GAAP other expense, net (c)	$(82)	—	$(723)	(0.1)%	$(2,649)	(0.1)%	$(866)	—
______________________________________________________________________________________________________

(a) Legal contingencies in fiscal 2015 represent charges related to patent litigation. Legal contingencies recorded in fiscal 2014 primarily represent a gain related to the settlement of our patent litigation with Syntrix Biosystems, Inc., or Syntrix, partially offset by the expenses recorded upon our litigation settlement and pooling of patents with Sequenom, Inc., or Sequenom. The gain associated with the Syntrix settlement was recorded partially as a reversal of cost of sales and partially as a reduction of operating expense. The upfront payments to Sequenom were recorded in research and development expense.

(b) Impairments in fiscal 2014 consisted of a gain recorded in cost of sales on an asset sale associated with a non-core product line discontinued in 2013, partially offset by an intangible asset impairment recorded in research and development expense.

(c) Non-GAAP gross profit, included within non-GAAP operating profit, is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of the Company’s products and services. Non-GAAP operating profit, and non-GAAP other expense, net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future core operating performance.

(d) Contingent compensation expense relates to contingent payments for post-combination services associated with an acquisition.

(e) Acquisition related expense (gain), net consists of changes in fair value of contingent consideration and transaction related costs.

(f) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(g) Cost-method investment gain, net consists primarily of gains on disposition of investments partially offset by impairment charges on other investments.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance

The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the Company’s financial results are stated above in this press release. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Form 10-K for the fiscal year ended December 28, 2014, and the Company’s Form 10-Q for the fiscal quarters ended March 29, 2015, June 28, 2015, and September 27, 2015. The Company assumes no obligation to update any forward-looking statements or information.

Fiscal Year 2016
Gross margin
Non-GAAP gross margin	73%
Amortization of acquired intangible assets	(2)%
GAAP gross margin	71%

Operating margin
Non-GAAP operating margin (a)	33%
Stock-based compensation expense	(6)%
Amortization of acquired intangible assets	(2)%
GAAP operating margin	25%

Diluted earnings per share attributable to Illumina stockholders
Non-GAAP diluted earnings per share attributable to Illumina stockholders	$3.55 - $3.65
Amortization of acquired intangible assets	(0.32)
Non-cash interest expense (b)	(0.20)
Contingent compensation (c)	(0.02)
Headquarter relocation (d)	(0.01)
Incremental non-GAAP tax expense (e)	0.19
GAAP diluted earnings per share attributable to Illumina stockholders	$3.19 - $3.29
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(a) Operating margin implied at the mid-point of guidance provided for non-GAAP diluted earnings per share.

(b) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(c) Contingent compensation expense relates to contingent payments for post-combination services associated with an acquisition.

(d) Headquarter relocation represents accretion of interest expense on lease exit liability and changes in estimate of such liability.

(e) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed above.